Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of Kreisler Manufacturing Corporation (the “Company”) hereby certifies with respect to the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 29, 2008	/s/ Michael D. Stern
Michael D. Stern
Chief Executive Officer
(Principal Executive Officer)

Date: September 29, 2008	/s/ Edward A. Stern
Edward A. Stern
Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and will not be deemed (i) “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 (15 U.S.C. 78r), or otherwise be subject to the liability of that section; or (ii) incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date of this Form 10-K, irrespective of any general incorporation language contained in such filing, except to the extent that the Company specifically incorporates such certification by reference.